EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1/A of our report dated August 30, 2005, relating to the financial statements of Viceroy Acquisition Corporation, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
October 13, 2005